EXHIBIT 10.6

THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

VELOCITY EXPRESS CORPORATION

Warrant for the Purchase of Shares of Common Stock,

par value $0.004 per Share

No.	Shares

THIS CERTIFIES that, for value received,                                         , whose address is                                          (the “Holder”), is entitled to purchase from Velocity Express Corporation, a Delaware corporation (the “Company”), upon the terms and conditions set forth herein,                                          (            ) shares of the Company’s Common Stock, par value $0.004 per share (“Common Stock”), at an initial exercise price of $.01 per share, subject to adjustment as provided in Section 10 (the “Exercise Price”).

The number of shares of Common Stock issuable upon exercise of this Warrant (the “Warrant Shares”) and the Exercise Price may be adjusted from time to time as provided in Section 10. The Warrant Shares are entitled to the benefits, and subject to the obligations, set forth in the Registration Rights Agreement dated concurrently herewith by and among the Company, the initial Holder and the other parties named therein (the “Registration Rights Agreement”).

1. Exercise Rights and Exercise Period.

(a) Exercise Rights. This Warrant may be exercised at the option of the Holder at the Exercise Price at any time or from time to time during the period commencing on approval by the stockholders of the Company of the issue of the Warrant Shares in accordance with the requirements of the Nasdaq Stock Market and Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, and (ii) ending at 5:00 P.M. Eastern time on July 3, 2010 (the “Exercise Period”). The Company will deliver a notice to the Holder promptly, and any event within three (3) Business Days (as defined below) after this Warrant first becomes exercisable. An exercise of this Warrant at the option of the Holder shall be made in accordance with the procedures set forth in Section 2.

(b) Delay in Exercise Period. If the stockholder approval referred to in Section 1(a) is not effective on or before October 27, 2006 (the “Approval Deadline”), then the Company will pay to the Holder, as liquidated damages and not as a penalty, an amount equal to one percent (1%) of the aggregate Exercise Price for the Warrant Shares subject to this Warrant for each thirty (30) day period (and prorated for any portion thereof) after the Approval Deadline. Such payment shall be in partial compensation to the Holders, and shall not constitute the Holders’ exclusive remedy for such events. The amounts payable as liquidated damages pursuant to this Section 1(b) shall be paid monthly within three (3) Business Days after the last day of each calendar month following the Approval Deadline until such stockholder approval is effective. Such payments shall be made to the Holder in cash.

2. Procedure for Exercise by the Holder; Effect of Exercise. This Warrant may be exercised, in whole or in part, by the Holder during normal business hours on any Business Day (as defined below) during the Exercise Period by (i) the presentation and surrender of this Warrant to the Company at its principal office along with a duly executed notice of exercise, in the form attached to this Warrant (the “Notice of Exercise”), specifying the number of Warrant Shares to be purchased and (ii) delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise.

(a) For purposes of this Warrant, “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the city of New York, New York are required or authorized by law or other governmental action to be closed.

3. Payment of the Exercise Price. The Exercise Price shall be paid by the Holder by delivery to the Company of cash, paid by wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check payable to the Company.

4. Cashless Exercise. Notwithstanding any provision in this Warrant to the contrary, if, at any time following the Filing Deadline (as defined in the Registration Rights Agreement) but during the Exercise Period, the Warrant Shares are not available for immediate resale without restriction by the Holder without registration (or pursuant to an effective registration statement) under the Securities Act, the Holder may exercise this Warrant, in whole or in part, by a cashless exercise by the presentation and surrender of this Warrant to the Company at its principal office along with a duly executed Notice of Exercise specifying the number of Warrant Shares to be applied to such exercise. The number of Warrant Shares to be delivered upon exercise of this Warrant pursuant to this Section 4 shall be computed using the following formula:

	X =	Y (B-A)

B

Where:	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of Warrant Shares identified in the Notice of Exercise as being applied to the subject exercise.

	A =	the Exercise Price on the date this Warrant and the properly executed Notice of Exercise are delivered to the Company for such exercise.

	B =	the volume weighted average price of one share of Common Stock on the date the on the date this Warrant and the properly executed Notice of Exercise are delivered to the Company for such exercise.

5. Effect of Exercise.

(a) Upon receipt by the Company of this Warrant, a Notice of Exercise and proper payment of the Exercise Price as provided in Section 2 and Section 3 (or a Notice of Exercise designating a cashless exercise as provided in Section 4), the Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which such receipt occurs, and the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. A stock certificate or certificates for the Warrant Shares issuable upon such exercise of this Warrant shall be delivered to the Holder as promptly as practicable, and in any event within three (3) Business Days, thereafter. The stock certificate(s) so delivered shall be in any such denominations as may be reasonably specified by the Holder in the Notice of Exercise.

(b) The Company understands that a delay in the delivery of the certificates representing the Warrant Shares upon exercise of this Warrant could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for such late delivery of Warrant Shares upon exercise of this Warrant the amount of $100 per Business Day after the third Business Day after the Holder has properly exercised this Warrant for each $10,000 of Common Stock (measured by the Current Market Price as of the date the Holder has properly exercised this Warrant and pro rated for amounts other than $10,000), and continuing until the date on which the certificate representing such Warrant Shares are delivered to the Holder (or its designee). The Company shall pay any payments incurred under this Section 5(b) in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery as stated in Section 5(a), the Holder will be entitled to revoke all or part of the relevant notice of exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation is given to the Company.

(c) In addition to any other rights available to the Holder, if the Company fails to make timely delivery in accordance with the provisions of Section 5(b) to the Holder of a certificate or certificates representing the Warrant Shares for which this Warrant has been exercised, and if within seven (7) Business Days thereafter the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Common Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) within five (5) Business Days after written notice from the Holder, the amount by which (i) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (ii) the aggregate Exercise Price of the Common Stock for which such exercise was not timely honored (as in effect on the date the Warrant Shares are deemed issued in accordance with Section 5(a)) together with interest thereon at a rate of fifteen percent (15%) per annum, accruing from such dated of deemed issue until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant Shares having an aggregate Exercise Price of $10,000 on the date of exercise, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

6. Partial Exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares subject to purchase hereunder.

7. Registration of Warrants; Transfer of Warrants. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register maintained by the Company or its designee as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person or entity, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by such Holder’s duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person or entity entitled thereto. Subject to Section 6, this Warrant may be exchanged, at the option of the Holder, for another Warrant or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares, upon surrender to the Company.

8. (a) Transfer Restricted Security. The Holder, as of the date of issuance of this Warrant, represents to the Company that such Holder is acquiring this Warrant for the Holder’s own account, for investment purposes and not with a present view to the distribution thereof or of the Warrant Shares.

(b) Notice of Intention to Transfer; Conditions to Transfer. The Holder may not transfer this Warrant or any of the Warrant Shares prior to the date which is two (2) years (or such shorter period as may be prescribed by Rule 144(k) under the Securities Act (or any successor provision) after the later of the original issue date of this Warrant (or any predecessor of this Warrant) or such Warrant Share (or any predecessor of such Warrant Share, including this Warrant to the extent the holding period of this Warrant may be tacked thereto under the Securities Act) and the last date on which the Company or any of its Affiliates was the owner of this Warrant or such Warrant Share (such period being the “Restriction Period”), except to:

(i) the Company or any of its subsidiaries;

(ii) pursuant to a registration statement which has been declared effective under the Securities Act;

(iii) for so long as this Warrant is eligible for resale under Rule 144A under the Securities Act, to a person or entity the Holder reasonably believes is a “Qualified Institutional Buyer” as defined in Rule 144A that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A;

(iv) pursuant to offers and sales to non-U.S. Purchasers that occur outside the United States within the meaning of Regulation S under the Securities Act, pursuant to Rule 904 of Regulation S;

(v) to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Warrant for its own account, or for the account of such an institutional accredited investor, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or

(vi) pursuant to another available exemption from the registration requirements of the Securities Act and the securities laws of any other jurisdiction, including any state of the United States,

subject to the Company’s right, prior to any such transfer pursuant to the foregoing clauses (iv), (v) or (vi) to require the delivery of an opinion of counsel, certification or other information reasonably satisfactory to the Company.

(c) Legend. During the applicable Restriction Period, this Warrant and each certificate representing any Warrant Share issued upon exercise or exchange of this Warrant shall bear the following legend or an equivalent to such legend:

“THIS SECURITY HAS AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED,

PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.”

The Holder understands that the Company may place, and may instruct any transfer agent or depository for the Warrant Shares to place, a stop transfer notation in the securities records in respect of the Warrant Shares.

(d) Legend Removal. At the expiration of the Restriction Period, or upon the sooner effectiveness of a registration statement covering all of the Warrant Shares, the Company shall remove the restrictive legend promptly upon the request of the holder of the Warrant Shares.

9. Reservation of Shares. The Company shall at all times during the Exercise Period reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient to satisfy the Company’s obligation to issue Warrant Shares upon the exercise of this Warrant. The Company covenants that any and all Warrant Shares, as and when issuable in accordance with this Warrant against the Company’s receipt of the Exercise Price or other specified consideration therefor, shall be validly issued, fully paid, non-assessable, and free of preemptive rights.

10. Adjustments. The Exercise Price, the number of shares purchasable hereunder is subject to adjustment from time to time as provided in this Section 11.

(a) Exempt Issues. No adjustment shall be made pursuant to this Section 11 with respect to any issue of Common Stock:

(i) upon conversion of shares of the Company’s Series M Convertible Preferred Stock, Series N Convertible Preferred Stock, Series O Convertible Preferred Stock, Series P Convertible Preferred Stock or Series Q Convertible Preferred Stock, in each case at the exercise price in effect on July 3, 2006 (without giving any effect to the antidilution provisions thereof except to the extent the same may be adjusted in a manner consistent with Section 11(c) of this Warrant regarding stock splits and dividends);

(ii) as payment of dividends in lieu of cash with respect to the Company’s Series M Convertible Preferred Stock, Series N Convertible Preferred Stock, Series O Convertible Preferred Stock, Series P Convertible Preferred Stock or Series Q Convertible Preferred Stock, in each case to the extent specifically provided for under and strictly in accordance with the express terms existing, effective and applicable to the foregoing on and as of July 3, 2006;

(iii) (A) upon the exercise of warrants outstanding as of July 3, 2006 to purchase up to 30,630,538 shares of Common Stock (as the same may be adjusted in accordance with the antidilution provisions thereof, if any; provided, however, if any such antidilution provisions are based on the exercise price of such warrants instead of fair market value of the securities or other property sold or distributed, then no such adjustment will be taken into account except to the extent the same may be adjusted in a manner consistent with Section 11(c) of this Warrant), in each case to the extent specifically provided for under and strictly in accordance with the express terms existing, effective and applicable to the foregoing on and as of July 3, 2006; or

(iv) upon the exercise of options or other rights to purchase up to 3,361,365 shares of Common Stock outstanding as of July 3, 2006 under the Company’s 1995 Stock Option Plan, 2000 Stock Option Plan, 1996 Director Stock Option Plan, and 2004 Stock Option Plan, in each case to the extent specifically provided for under and strictly in accordance with the express terms existing, effective and applicable to the foregoing on and as of July 3, 2006.

(b) Adjustment of Exercise Price. If the Company shall issue or sell, or is, in accordance with Sections 11(b)(1) through 11(b)(6), deemed to have issued or sold, any shares of capital stock of the Company (“Capital Stock”) without consideration (which shall include any issuance of Capital Stock that triggers the antidilution adjustments of the securities listed in Section 11(a)(i) except as set forth in that Section) or for a consideration per share less than the Current Market Price of such Capital Stock in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price shall be reduced by multiplying the Exercise Price in effect immediately prior to such Trigger Issuance by:

(i) a fraction the numerator of which is the number of shares of Common Stock outstanding immediately prior to such Trigger Issuance plus the number of shares of Common Stock which could be purchased at the Current Market Price on the date of such Trigger Issuance with the aggregate consideration (based on the fair market value thereof as determined by the Board of Directors, whose determination shall be conclusive and described in a certificate delivered to each Holder) received or receivable by the Company in connection with such Trigger Issuance (the “Aggregate Consideration”), and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Trigger Issuance plus the number of shares of Common Stock to be so issued or sold.

(ii) if such Capital Stock is other than Common Stock, a fraction the numerator of which is the Current Market Price per share of Common Stock immediately prior to such Trigger Issuance minus an amount equal to (A) the sum of (1) the Current Market Price per share of such Capital Stock multiplied by the number of shares of such Capital Stock to be so issued minus (2) the Aggregate Consideration, divided by (B) the number of shares of Common Stock outstanding immediately prior to such Trigger Issuance, and the denominator of which is the Current Market Price per share of Common Stock immediately prior to such Trigger Issue.

For purposes of this Section 10 and for the avoidance of doubt, if the Company issues any shares of Capital Stock that trigger the antidilution protection provisions of the securities listed in Section 10(a)(i), then such issuance will be deemed to have been done without consideration (as that term is used in the first sentence of Section 10(b)) such that the Aggregate Consideration attributable to that issuance will be zero ($0) and the Exercise Price of the Warrants will be adjusted as contemplated by this Section 10(b).

For purposes of this Section 10, a Trigger Issue shall be deemed to occur upon the earliest of (A) the date the Company enters into a firm contract for the issuance or sale of the Capital Stock, (B) the record date for the determination of stockholders entitled to receive any such Capital Stock or (C) the date of actual issuance or sale of such Capital Stock. Any references to a different date or dates in Sections 11(b)(1) to (6) below are for convenience only and this provision shall control over any such other reference.

For purposes of this Warrant, “Current Market Price” means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported for consolidated transactions on the Nasdaq Stock Market or, if the security is not listed or admitted to trading on the Nasdaq Stock Market, as reported for consolidated transactions with respect to such security listed on the principal national securities exchange on which such security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if the security is not quoted by any such organization, the average of the closing bid and asked prices furnished by a New York Stock Exchange member firm selected by the Company. “Current Market Price” means, when used with respect to a security as to which none of the above-mentioned prices are available and with respect to any property other than a security, as of any date, the market value of such security or property on such date as determined by the Board of Directors of the Company in good faith, which shall be entitled to rely for such purposes on the advice of any firm of investment bankers or appraisers having familiarity with such property; provided, however, that if the Holder objects to a determination of Current Market Price by the Board of Directors of the Company, the Company and the Holder shall engage an investment banking firm or appraisal firm of recognized national standing selected by the Company and acceptable to the Holder to make such determination (the fees and expenses of such investment banking firm or appraisal firm to be shared equally by the Company and the Holder).

For purposes of this 10(b), the following Sections 10(b)(1) to 10(b)(6) shall be applicable.

(1) Issue of Rights or Options. If the Company at any time grants or issues in any manner any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Capital Stock or for any stock or security convertible into or exchangeable for Capital Stock (such warrants, rights or options being called “Options”, and such convertible or exchangeable stock or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Capital Stock is issuable upon the exercise of such Options or upon the additional conversion or exchange of such Convertible Securities (in each case as calculated in accordance with Section 10(b)(5)) is less than the Current Market Price per share of such Capital Stock in effect immediately prior to the time of the grant or issue of such Options, then the total number of shares of Common Stock issuable upon the exercise of such

Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in Section 10(b)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2) Issue of Convertible Securities. If the Company at any time issues or sells in any manner or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Capital Stock is issuable upon such conversion or exchange (in each case as calculated in accordance with Section 10(b)(5)) is less than the Current Market Price per share of such Capital Stock in effect immediately prior to the time of the issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in Section 10(b)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Capital Stock upon conversion or exchange of such Convertible Security. No further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of Section 10(b)(1).

(3) Change in Option Price or Conversion Rate. If the purchase price provided for in any Right or Option referred to in Section 10(a)(l), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 10(a)(l) or 10(a)(2), or the rate at which Convertible Securities referred to in Sections 10(a)(l) or 10(a)(2) are convertible into Capital Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this Section 10(b) or any right to convert Convertible Securities for which any adjustment was made pursuant to this Section 10(b) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), and after five (5) calendar days notice to the Holder, the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(4) Stock Dividends. Subject to the provisions of this Section 10(b), if the Company declares a dividend or makes any other distribution upon any Capital Stock of the Company (other than the Common Stock) payable in Capital Stock, Options or Convertible Securities, then any Capital Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5) Consideration for Stock.

(i) Options. For purposes of Section 10(b)(1), the price per share for which an Option is exercisable or for which a Convertible Security is convertible or exchangeable is equal to (A) the sum (which sum shall constitute the Aggregate Consideration for purposes of the first sentence of this Section 10(b)) of (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (II) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (III), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, divided by (B) the total maximum number of shares of Capital Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options).

(ii) Convertible Securities. For purposes of Section 10(b)(2), the price per share for which a Convertible Security is convertible or exchangeable is equal to (A) the sum (which sum shall constitute the Aggregate Consideration for purposes of the first sentence of this Section 10(b)) of (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Security, plus (II) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, divided by (B) the total number of shares of Capital Stock issuable upon the conversion or exchange of such Convertible Security.

(iii) Generally. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder).

The Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Company and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company.

(6) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 10(b).

(c) Stock Splits and Dividends. In the event that the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, pay a dividend or make a distribution on its Common Stock in shares of Common Stock or combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior thereto each shall be proportionately decreased in the case of a subdivision or increased in the case of a combination. An adjustment made pursuant to this Section 10(c) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the date of such subdivision or combination, as the case may be. Such adjustments shall be made successively whenever any event listed above in this Section 10(c) shall occur.

(d) Distributions. In case the Company shall fix a payment date for the making of a distribution to all Holders of Capital Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 10(c)), the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Current Market Price per share of Common Stock immediately prior to such payment date, less the Current Market Price of such assets or evidences of indebtedness so distributed, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

(e) Reorganization or Reclassification. In the event of (i) any reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by the Company or any subsidiary) or change of outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for

Common Stock or (iii) any sale or conveyance of the assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute and deliver to the Holder upon surrender of this Warrant a supplemental warrant providing that the Holder shall have the right thereafter (until the expiration of this Warrant) to receive, upon full exercise of this Warrant, the kind and amount of shares of stock and/or other securities and/or property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, consolidation, merger, combination, sale or conveyance. The supplemental warrant referred to in the preceding sentence shall provide for adjustments (without regard to limitations on the exercisability of this Warrant) which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 10. The above provision of this Section 10(e) shall similarly apply to successive consolidations or mergers.

(f) Reductions by the Company. Anything in this Section 10 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 10, as it in its discretion shall determine to be advisable.

(g) Other Adjustments. In case any event shall occur as to which the other provisions of Section 10(b) to (f) are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the exercise rights represented by this Section 10 in accordance with the essential intent and principles hereof then, in each such case, the Holder and the Company shall cooperate to agree upon an appropriate adjustment under this Section 10. If the Holder and the Company are unable to agree upon such an adjustment, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company.

(h) Subsequent Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 10, Holders become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the exercise of the Warrants shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained herein.

(i) Calculations. All calculations under this Section 10 shall be made to the nearest four decimal points.

(j) Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of Section 10(b), (c), (d) or (e), the number of shares of Common Stock issuable upon exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of Warrants immediately prior to such adjustment (without regard to limitations on the exercisability of this Warrant) and dividing the product so obtained by the adjusted Exercise Price.

(k) Minimum Adjustment. No adjustment of the Exercise Price shall be made unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided that any adjustments which by reason of this Section 10(k) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with adjustments so carried forward, shall require an increase or decrease of at least $0.01 in the Exercise Price then in effect hereunder. If, after one or more adjustments to the Exercise Price pursuant to this Section 10, the Exercise Price cannot be reduced further without falling below $.01 per share, the Company will make such further adjustments in the number of Warrant Shares issuable upon exercise of the Warrant to compensate the Holders.

(l) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 10 by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against dilution or other impairment, including without limitation taking all such action from time to time as may be necessary or appropriate to ensure that the par value per share of the Common Stock is at all times equal to or less than the Exercise Price in effect at such time.

(m) Validity of Warrant Certificate. Irrespective of any adjustments or changes in the Exercise Price or the amount of Warrant Securities purchasable upon exercise of Warrants, Warrant Certificates theretofore and thereafter issued shall continue to express the Exercise Price per share and the amount of Warrant Securities purchasable thereunder as of the date such Warrant Certificates were originally issued; provided, the Holder shall be entitled to exercise Warrants represented by such Warrant Certificates after giving effect to each such adjustment and change, and such Warrant Certificate shall be deemed to incorporate each such adjustment and change as if new Warrant Certificates reflecting each such adjustment and change had been issued to the Holders.

11. Notices to Holders.

(a) After each adjustment of the Exercise Price or the amount of Warrant Shares purchasable upon exercise of Warrants pursuant to Section 10, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price, as so adjusted; (ii) the amount of Warrant Shares purchasable upon exercise of this Warrant after such adjustment; and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with its records and cause a brief summary thereof to be delivered to each Holder.

(b) In the event:

(i) that the Company shall authorize the issuance to holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

(ii) that the Company shall authorize the distribution to holders of shares of Common Stock of cash, evidences of its indebtedness or assets;

(iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer by the Company for shares of Common Stock;

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v) that the Company proposes to take any action which would require an adjustment of the Exercise Price pursuant to Section 10;

then the Company shall cause to be delivered to the Holder, at least fifteen (15) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

12. Transfer Taxes. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person(s) or entity(ies) requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

13. Loss or Mutilation of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of this

Warrant if mutilated), and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

14. Obtaining Stock Exchange Listings. The Company shall from time to time take all action which may be reasonably necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on a principal securities exchange, automated quotation system or other market within the United States of America, if any, on which other shares of Common Stock are then listed, if any.

15. No Rights as a Stockholder. The Holder shall not have, solely on account of the Holder’s status as a holder of a Warrant, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

16. Miscellaneous

(a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (i) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (ii) if delivered from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (A) if delivered by first-class registered or certified mail domestic, three Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express (or comparable service), two (2) Business Days after so mailed, (D) if delivered by facsimile, upon electric confirmation of receipt on the first Business Day after the transaction and shall be delivered as addressed as follows:

(i)	if to the Company, to:

Velocity Express Corporation

One Morningside Drive North

Building B – Suite 300

Westport, CT 06880

Attention: Chief Financial Officer

Telephone: (203) 349-4160

Telecopy: (203) 349-4198

(ii)	if to the Holder, at such Holder’s address on the Warrant Register, or at such other address or addresses as may have been furnished to the Company in writing.

(b) Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder. No other person or entity shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions contained in this Warrant.

(c) Entire Agreement. This Warrant constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof.

(d) Headings. The headings of the various sections of this Warrant have been inserted for convenience of reference only and shall not be deemed to be part of this Warrant.

(e) Severability. In case any provision contained in this Warrant should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Warrant shall not in any way be affected or impaired thereby.

(f) Amendments; Waivers; No Additional Consideration. No provision of this Warrant may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said State.

(h) Consent to Jurisdiction, etc.

(i) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE NEW YORK SUPREME COURT IN THE CITY AND STATE OF NEW YORK AND ANY APPELLATE COURT THEREFROM OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY, THE “NEW YORK COURTS”), IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH PROCEEDING MAY BE HEARD AND DETERMINED IN THE NEW YORK COURTS. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(ii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW

OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OF THE NEW YORK COURTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE NEW YORK COURTS.

(iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 17(a). NOTHING IN THIS WARRANT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS WARRANT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(i) Interpretation. The language used in this Warrant shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(j) Counterparts and Facsimiles. This Warrant may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. This Warrant may also be executed and delivered via facsimile, which shall be deemed an original.

Dated: July 3, 2006	VELOCITY EXPRESS CORPORATION

By:
Edward W. Stone
Chief Financial Officer

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED,                                          hereby sells, assigns, and transfers unto                                          a Warrant to purchase              shares of Common Stock, par value $0.004 per share, of Velocity Express Corporation (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint                                          attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:

By:
Signature

The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

NOTICE OF EXERCISE

To:	Velocity Express Corporation
One Morningside Drive North,
Bldg. B, Suite 300
Westport, Connecticut 06880
Attention: President

The undersigned hereby exercises the accompanying Warrant to either (you must check a box):

☐	Purchase Warrant Shares covered by the accompanying Warrant and tenders payment herewith pursuant to Section 3 of the Warrant in the amount of $ ; or

☐	Effect a non-cash exercise pursuant to Section 4 of the Warrant, and the undersigned elects to apply Warrant Shares to such exercise;

and, in each case, requests that certificates for such securities be issued in the name of, and delivered to:

(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:

By:
Print Name

Signature

Address: